Exhibit 10.6

Confidential

Execution Version

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2021 by and among (i) Isos Acquisition Corporation, a Cayman Islands exempted company corporation (which shall transfer by way of continuation to and domesticate as a Delaware corporation in accordance with the BCA, as defined below) (together with its successors, “Acquiror”), (ii) Bowlero Corp., a Delaware corporation (the “Company”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA.

WHEREAS, on or about the date hereof, Acquiror and the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), Acquiror and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into the Acquiror (the “Merger”), with the Acquiror surviving the Merger, and as a result of which all of the Company Preferred Stock will be converted into the right to receive an amount in cash, and all of the Company Common Stock will be converted into the right to receive Applicable Surviving Company Common Stock or cash, at the holder’s election, along with Earnout Shares, all on the terms and subject to the conditions set forth in the BCA;

WHEREAS, as of the date hereof, Holder is a holder of Company Common Stock and/or Company Options, in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the BCA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the Applicable Surviving Company Common Stock (including, for the avoidance of doubt, any Earnout Shares) and/or Converted Options to be received by Holder as consideration in the Merger, including any Applicable Surviving Company Common Stock underlying the Converted Options (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of the Acquiror in accordance with Section 2(h), during the period (the “Lock-Up Period”) commencing from the Closing and ending on the Lock-Up Expiry Date: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Restricted Securities owned by Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Holder, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”); provided that any pledge, hypothecation or other grant of a security interest in Restricted Securities to one or more lending institutions as collateral or security for or in connection with any margin loan, or other loans, advances or extensions of credit entered into by Holder or any of its affiliates or any refinancings thereof and any transfers of such Restricted Securities upon foreclosure, shall not be deemed a Prohibited Transfer, so long as such lending institutions agree in writing to be bound by the restrictions set forth in this Agreement as Permitted Transferees; and provided, further, that, for the avoidance of doubt, to the extent the undersigned has demand, piggyback and/or other registration rights, the foregoing shall not prohibit the undersigned from notifying the Acquiror privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and requiring preparations related thereto, including confidential submission of a registration statement with the SEC. The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement or (IV) in connection with the Acquiror’s consummation of a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of Acquiror’s stockholders having the right to exchange their equity holdings in Acquiror for cash, securities or other property; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Acquiror and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, any direct or indirect partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates and (E) in the case of TS or Atairos (each, a “Major Holder”), any Permitted Transferee of such Holder as defined in the Stockholders’ Agreement as in effect as of the Closing. Holder further agrees to execute such agreements as may be reasonably requested by Acquiror or the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

The “Lock-Up Expiry Date” shall be the earliest to occur of (x) the date that is 180 days after the Closing Date, (y) the date after the Closing on which the Acquiror consummates a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of the Acquiror’s stockholders having the right to exchange their equity holdings in the Acquiror for cash, securities or other property, and (z) the satisfaction (or deemed satisfaction) of the Fall-Away Condition.

The “Fall-Away Condition” shall be satisfied if, after the Closing, the closing price of the Surviving Company Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period following the Closing Date, provided that if the Fall-Away Condition is satisfied prior to the 90th day following the Closing Date, the Fall-Away Condition shall only be deemed to be satisfied on the 90th day following the Closing Date.

(b) If any Prohibited Transfer is made contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Acquiror shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Acquiror may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period, except in compliance with the foregoing restrictions. If Acquiror waives or terminates any of the restrictions in this Agreement in connection with a transfer of Restricted Securities, with respect to any of the securities of any other Major Holder, then the provisions of this Agreement shall be waived or terminated as to Holder, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of Restricted Securities of Holder as the percentage of Restricted Securities being waived or terminated represent with respect to the Restricted Securities held by such other Major Holder.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JULY 1, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly after the expiration of the Lock-Up Period, Acquiror will remove such legend from the certificates evidencing the Restricted Securities.

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Acquiror during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of BCA. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Acquiror in accordance with Section 2(h). Each of Acquiror and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Except for the rights of the Sponsor (or its assignee) as provided in Section 2(h), nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 11.05 and 11.11 of the BCA shall apply to this Agreement mutatis mutandis.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx or other nationally recognized overnight courier service or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Acquiror prior to the Closing, to:	With a copy (which will not constitute notice) to:

Isos Acquisition Corporation	Hughes Hubbard & Reed LLP
55 Post Road W, Suite 200	One Battery Park Plaza
Westport, CT 06880	New York, New York 10004
Attention: Winston Meade	Attention: Anson Frelinghuysen
Email: wmeade@isoscap.com	Email: anson.frelinghuysen@hugheshubbard.com

If to the Company, to:	With a copy (which shall not constitute notice) to:

Bowlero Corp.	Paul, Weiss, Rifkind, Wharton & Garrison LLP
222 West 44th Street	1285 Avenue of the Americas
New York, NY 10036	New York, New York 10019
Attn: Brett I. Parker	Attention: Jeffrey D. Marell; Michael Vogel
Email: bparker@bowlmor.com	Email: jmarell@paulweiss.com;
mvogel@paulweiss.com

If to Acquiror from and after the Closing, to:	With copies (which shall not constitute notice) to:

Bowlero Corp.	Bowlero Corp.
c/o Isos Acquisition Sponsor LLC	222 West 44th Street
55 Post Road W, Suite 200	New York, NY 10036
Westport, CT 06880	Attn: Brett I. Parker
Attention: Winston Meade	Email: bparker@bowlmor.com
Email: wmeade@isoscap.com
and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell; Michael Vogel
Email: jmarell@paulweiss.com;
mvogel@paulweiss.com

and

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attention: Anson Frelinghuysen
Email: anson.frelinghuysen@hugheshubbard.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Acquiror, the Company and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of Acquiror. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Acquiror from and after the Closing, including enforcing Acquiror’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by, or as directed by, Acquiror’s sponsor, Isos Acquisition Sponsor LLC (the “Sponsor”); provided, that the Sponsor may, without being required to obtain the consent of any party hereto, assign all of its rights under this Agreement to any Affiliate of the Sponsor to whom the Sponsor’s Acquiror shares are transferred after the Closing. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Acquiror or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Acquiror or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Acquiror and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Acquiror and the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Acquiror and the Company or any of the obligations of Holder under any other agreement between Holder and Acquiror or the Company or any certificate or instrument executed by Holder in favor of Acquiror or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Acquiror or the Company or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Acquiror:

Isos Acquisition Corporation

By:
Name:
Title:

The Company:

Bowlero Corp.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [_______________________________]

By:
Name:
Title:

Number and Type of Company Securities:

Company Common Stock:

Company Options:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

[Signature Page to Lock-Up Agreement]